                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                ______________


                                   Form 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of Report
     (Date of earliest event reported):        March 10, 1994



                          United Water Resources Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



       New Jersey                     1-858-6                22-2441477
- --------------------------------------------------------------------------------
       (State of              (Commission File Number)      (IRS Employer
     Incorporation)                                      Identification No.)


          200 Old Hook Road, Harrington Park, New Jersey       07640
   ------------------------------------------------------------------------
             (Address of principal executive offices)       (Zip code)


                                (201) 784-9434
                        -------------------------------
                        (Registrant's telephone number,
                             including area code)

Item 5.  Other Events
         ------------

     On March 10, 1994, United Water Resources Inc. (the "Registrant") issued a press release announcing that the shareholders of United Water Resources Inc. and GWC Corporation overwhelmingly approved the companies' merger agreement at independently conducted shareholder meetings held that day in Hasbrouck Heights, New Jersey, and Wilmington, Delaware, respectively.

     A copy of the press release is filed herewith as Exhibit 5(i) and is incorporated herein by reference thereto.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

                                    Exhibits
                                    --------

Exhibit No.
- -----------

5(i)           The Registrant's press release dated March 10, 1994.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     UNITED WATER RESOURCES INC.
                                                            (Registrant)



                                                     By:     JOHN J. TURNER
                                                        ------------------------
                                                             John J. Turner

Date:  March 10, 1994

                                 EXHIBIT INDEX
                                 -------------


                                       Sequential
Exhibit No.        Exhibit              Page No.
- -----------        -------             ----------

 5(i)          The registrant's            5
               press release dated
               March 10, 1994

                                                                    Exhibit 5(i)


FOR IMMEDIATE RELEASE                  United Water Resources:
                                       -----------------------
                                         Martha Green (201)767-2841
                                         Carolyn Iglesias (201)767-2836
                                         Evenings or weekends (201)487-0011

                                       GWC Corporation:
                                       ----------------
                                         Joseph V. Boyle (610)278-2965

UNITED WATER RESOURCES AND GWC CORPORATION
SHAREHOLDERS VOTE TO PROCEED WITH PLANNED MERGER

CLOSING TO FOLLOW COMPLETION OF REMAINING REGULATORY APPROVALS

HARRINGTON PARK, NJ, March 10, 1994 - United Water Resources (NYSE:UWR) and GWC Corporation (NASDAQ:GWCC) have announced that shareholders of both companies overwhelmingly approved the companies' merger agreement at independently conducted shareholder meetings held today in Hasbrouck Heights, New Jersey, and Wilmington, Delaware, respectively.

     The merger will form the second largest investor owned water utility in the country, serving more than two million people in 14 states. United Water is the parent firm of Hackensack and Spring Valley Water companies. GWC is the parent of General Waterworks Corporation.

     Under the terms of the agreement, GWC will merge into United Water so that General Waterworks will become a wholly owned United Water subsidiary through an exchange of common stock, convertible preference stock and cash. The total value of the transaction is approximately $200 million.

     Officials at both companies expressed optimism in securing the remaining regulatory approvals needed to complete the transaction. The companies' joint filings have already received approvals from six of the ten state utility regulatory commissions whose approvals are required. Clearance to proceed with the merger has also been received from the Federal Trade Commission and the Department of Justice.

                                                                    Exhibit 5(i)

UNITED WATER RESOURCES AND GWC CORPORATION
SHAREHOLDERS VOTE TO PROCEED WITH PLANNED MERGER

     "I'm delighted that shareholders of both companies have recognized the value of an important transaction that will double United Water's size but more than double our growth opportunities," said Donald L. Correll, president and chief executive officer of United Water Resources. "The merger, which will extend United Water's presence into 12 new states, is right on target with our corporate goal to build shareholder value through a long-term strategy to expand our core utility business. Our combined management team and operating staff will be well suited to meeting the challenges of running a premier water services company."

     "We are very pleased that GWC's shareholders have accepted our board's recommendation to endorse a merger which is clearly in the best interests of their company," said Frank J. Pizzitola, president and chief executive officer of GWC. "United Water has an outstanding reputation as an industry leader and we are eager to pursue jointly the new opportunities the merger will create while also continuing our important strategic alliance with Lyonnaise des Eaux-Dumez."

     Lyonnaise des Eaux-Dumez, a French multi-national corporation and one of the world's largest water purveyors, currently owns approximately 82% of GWC's common shares. At the completion of the merger, Lyonnaise will own approximately 26% of the outstanding United Water shares. Lyonnaise supports the merger and voted its shares for the merger in the same proportion as the minority shareholders of GWC. A 12-year Governance Agreement between Lyonnaise and United Water has been designed by the parties to guide their relationships.

     Reviews are in progress and approvals of state regulatory commissions in New Jersey, New Mexico, Pennsylvania and Virginia are needed before the merger can be completed. Regulators in Arkansas, Connecticut, Delaware, Illinois, Missouri and New York have already granted their approval.

     The merger, announced on September 16, 1993, is expected to be consummated in April. At a board meeting today following the special shareholder meeting, United Water's board voted to postpone its annual meeting of shareholders, typically scheduled for the second Monday in May, so that its newest shareholders will have an opportunity to receive their proxies and

                                                                    Exhibit 5(i)

UNITED WATER RESOURCES AND GWC CORPORATION
SHAREHOLDERS VOTE TO PROCEED WITH PLANNED MERGER

participate in the meeting's agenda. The new meeting date is likely to be in early June, Correll said.

     Under the terms of the agreement, Lyonnaise des Eaux-Dumez, the majority shareholder of GWC, will receive 70% of its consideration in common stock of United Water, at a ratio of 1.2 shares of United Water to 1 share of GWC, and the remaining 30% in convertible preference stock. The minority shareholders of GWC will receive 70% of their consideration in common stock of United Water, at a ratio of 1.2 shares of United Water to 1 share of GWC, and will have a choice of taking the remaining 30% in either (i) cash equal to 1.2 times the average market price of United Water common stock on the New York Stock Exchange for 20 trading days prior to the closing, or (ii) an equivalent value of United Water convertible preference stock. The merger is expected to be tax free to the extent common shareholders of GWC receive common stock or preference stock of United Water.

     United Water Resources is the parent firm of Hackensack Water Company and Spring Valley Water Company, which serve about one million people in northern New Jersey and southern New York. Other United Water subsidiaries are engaged in real estate development, environmental testing, the operation of small water and sewer utilities and the provision of contract services to the utility industry. United Water has approximately 700 employees.

     GWC Corporation is the holding company for General Waterworks Corporation, which provides water service to a population of approximately one million people through 20 regulated utilities in 14 states. The company has approximately 750 employees. Headquartered in King of Prussia, Pennsylvania, General Waterworks' eight largest utilities are located in: Boise, Idaho; Jacksonville, Florida; Rio Rancho, New Mexico; Toms River, New Jersey; New Rochelle, New York; Wilmington, Delaware; Harrisburg, Pennsylvania and Pine Bluff, Arkansas.